UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2011

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

50 Harrison Street, Suite 315A, Hoboken, New Jersey	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-866-505-2895

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included under Item 5.02 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 12, 2011 we announced the appointment of Dr. George Tidmarsh as director, and his engagement to act as an executive director.

Dr. Tidmarsh is also a consultant for biopharmaceutical companies and is currently working with Citizen’s Oncology Foundation and Solana Therapeutics among others. He has also founded several successful companies including Horizon Therapeutics (now Horizon Pharma) (NASDAQ: HZNP). From 2005 through 2008 Dr. Tidmarsh served as Horizon’s Chief Executive Officer, successfully completing four Phase I and two large Phase III trials, including the registration trials for Duexa. Prior to Horizon, Dr. Tidmarsh founded Threshold Pharmaceuticals (NASDAQ: THLD) where he served as the company’s President and as a Director from 2001 to 2006. Most recently, Dr. Tidmarsh served as Chief Scientific Officer at Spectrum Pharmaceuticals as a part of their acquisition of Metronome Therapeutics, a novel cancer drug development company that Dr. Tidmarsh founded in 2007. In addition, Dr. Tidmarsh’s background includes various positions at Coulter Pharmaceuticals, including Chief Medical Officer, and SEQQUS where he played a key role in the approval of Doxil. He has also held scientific and clinical positions at Gilead Sciences and SyStemix.

Dr. Tidmarsh has published 25 peer-reviewed articles in leading journals and authored 15 U.S. patents. He received his Bachelor of Science, M.D., and Ph.D. from Stanford University, where he also completed Residency and Fellowship training. In addition, Dr. Tidmarsh is currently an Associate Professor of Pediatrics and Neonatology at Stanford University School of Medicine.

Our current directors and officers are Harvey Lalach, Alexandre Vamvakides, Alison Ayers, Sean Lowry and Robert Chisolm. Harvey Lalach also acts as our President, Secretary and Interim CFO and Alexandre Vamvakides acts as our Chief Scientific Officer.

Effective October 10, 2011 we entered into a consulting agreement with Dr. Tidmarsh to act as our executive director for the following consideration:

a.	a monthly consulting fee of US$10,000;

b.	500,000 Share purchase options exercisable at US $1.50 per option share until October 10, 2016 (subject to certain vesting provisions);

c.	reimbursement of all reasonable expenditures.

The consulting agreement is for a period of one year and may be reviewed by either our company or Dr. Tidmarsh. A copy of the amended agreement is attached as exhibit 10.1 to this current report and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Consulting Agreement dated October 10, 2011

99.1	News release dated October 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Harvey Lalach
Harvey Lalach
President, Chief Operating Officer, Interim CFO and Director
Date: October 12, 2011